EXHIBIT 10.13

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of ________________________, 2024 (the “Effective Date”) by and between __________, an individual residing at _________ (“Limited Partner”), Clean Energy Funding II, LP, a California limited partnership having its principal place of business at 3080 12th Street, Riverside, CA 92507 (the “Partnership”), SolarMax LED, Inc., a California corporation having a principal place of business at 3080 12th Street, Riverside, California 92507 (“LED”) and SolarMax Technology, Inc., a Nevada corporation having a principal place of business at 3080 12th Street, Riverside, California 92507 (“SolarMax” and, together with the Limited Partner, the Partnership, LED and SolarMax, the “Parties” and each, individually, a “Party”).

R E C I T A L S

WHEREAS, the Partnership conducted a private offering (“Offering”) of limited partnership interests and raised capital from non-U.S. investors pursuant to Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended (“Securities Act”), and in accordance with EB-5 Immigration Investment Program (“EB-5 Program”) requirements; and

WHEREAS, the Partnership used the Offering proceeds to provide financing for the Project (as such term is defined in Section 1.7 of the Partnership’s limited partnership agreement dated August 26, 2014 (“Partnership Agreement”), by and through loans (“Loan”) to LED in the aggregate principal amount of $13,000,000, as set forth in Loan Agreement dated August 26, 2014 (“Loan Agreement”) between the Partnership and LED; and

WHEREAS, LED is a wholly-owned subsidiary of SolarMax; and

WHEREAS, in connection with his or her investment of his capital contribution to the Partnership, the Limited Partner has filed Immigrant Petition by Alien Entrepreneur Form I-526 (“I-526 Petition”) with the United States Citizenship and Immigration Services (“USCIS”), which has since been approved by the USCIS; and

WHEREAS, the Limited Partner represents to the Partnership that the Limited Partner has submitted the Form I-829 Petition to Remove Conditions (“I-829 Petition”) with the USCIS, and the I-829 Petition has been approved by the USCIS; and

WHEREAS, by this agreement, in full satisfaction of the Partnership’s payment of the Limited Partner’s capital contribution, the Partnership is transferring to the Limited Partner a portion of the note (the “LED Note”) issued by LED to the Partnership in the principal amount equal to the balance of the Limited Partner’s capital amount (the “Assigned Portion of the Loan”) and an interest in the security held by the Partnership in the LED Note, and the Limited Partner is exchanging the Assigned Portion of the Loan for the 4% Secured Subordinated Convertible Promissory Note due five years from issuance jointly and severally issued by SolarMax and LED (the “SolarMax Note”) in the principal amount equal to the Assigned Portion of the Loan; and

WHEREAS, the SolarMax Note will be secured by a security interest in the Collateral, as hereinafter defined, which secures the LED Note;

NOW, THEREFORE, in consideration of the mutual promises described herein, the Parties hereby agree to the terms and conditions set forth below.

1. Assignment of Assigned Portion of the Loan.

(a) The Partnership hereby assigns, transfers and conveys to the Limited Partner such portion of the Partnership’s right, title and interest in the LED Note as equals the Assigned Portion of the Loan (the “LP Loan Amount”), together with an interest in the collateral held by the Partnership as security for the Loan. As a result of the transfer pursuant to this Section 1(a), without any further action on the part of the Partnership or LED, the principal amount of the LED Note is hereby reduced by the amount of the LP Loan Amount, and the Partnership has satisfied any obligation it has to the Limited Partner with respect to the Limited Partner’s capital contribution.

(b) As a result of the assignment of the Assigned Portion of the Note in the amount of the LP Loan Amount to the Limited Partner in respect of the balance of the Limited Partner’s capital account, the Limited Partner ceases to have any rights as a limited partner or otherwise under the Partnership Agreement and has no right or interest in the Partnership and has no rights or interests in or pursuant to the Partnership’s Partnership Agreement and no claims against Partnership or the general partner of the Partnership.

2. Exchange of LP Note Amount for SolarMax Note.

(a) Pursuant to this Agreement, the Limited Partner is exchanging the Assigned Portion of the Note in the amount of the LP Loan Amount for a SolarMax Note in the principal amount equal to the LP Note Amount, which shall be secured by a security interest in the Collateral, as provided in Section 2(d) of this Agreement.

(b) The Limited Partner hereby assigns, transfers and conveys to LED all of the Limited Partner’s right, title and interest in and to the Assigned Portion of the Note, without recourse to the Limited Partner. As a result of the assignment, the Limited Partner, upon the execution of this Agreement by the Limited Partner, has and shall have no further interest in the Assigned Portion of the Note.

(c) Contemporaneously with the execution of the Agreement, SolarMax and LED are executing and delivering to the Limited Partner a SolarMax Note in the principal amount equal to the Assigned Portion of the Note. The Note shall be in substantially the form of Exhibit B to this Agreement. The Limited Partner, in his or her capacity as a holder of a SolarMax Note is referred to as the “Noteholder.”

(d) As a security for the payment and performance of all debts, liabilities and obligations of LED and SolarMax pursuant to the SolarMax Note, LED hereby grants to the Noteholder, as a holder of the SolarMax Note issued to the Noteholder, a security interest (the “Security Interest”) in all of its right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising and however and wherever arising or located (collectively, “Collateral”):

(i) Accounts: All present and future accounts, accounts receivable and other rights of LED to payment for the sale or lease of goods or the rendition of services, including without limitation all LED’s installment sales contracts with its commercial and residential customers for the sale or lease of solar energy systems provided by LED whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance, including, without limitation, accounts arising under any contracts (collectively, “Accounts”).

(ii) Inventory: All of LED’s present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such LED and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of LED’s business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in LED’s business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above (collectively, “Inventory”).

(e) The Parties understand that the Collateral is the same as the collateral securing the LED Note and the SolarMax Notes issued and which may in the future be issued to other former limited partners of the Partnership. The term “SolarMax Notes” refers to the SolarMax Note issued to the Limited Partner pursuant to this Agreement and notes to former limited partners of the Partnership and notes which may be issued in the future to other limited partners of the Partnership.

2

(f) The Conversion Price of the SolarMax Note will be 80% of the average of the closing price of SolarMax common stock for the ten trading days preceding the date of this Agreement as reported by the Nasdaq Stock Exchange.

3. Right with Respect to the Collateral.

(a) The Limited Partner shall have the right to file a UCC-1 with respect to the Limited Partner’s SolarMax Note without the signature of LED. The Limited Partner hereby requests LED to file the UCC-1 with the Secretary of State of the State of California and to provide the Limited Partner with evidence of filing within 45 days of the date of this Agreement, and LED agrees to make the filing and provide the Limited Partner with evidence of filing.

(b) If an Event of Default, as defined in the SolarMax Note, shall occur and be continuing, the Noteholder may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of California or any other relevant jurisdiction at that time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code applies to the affected Collateral).

(c) LED shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from its current address without at least seven (7) days prior notice to the Noteholder.

(d) If an Event of Default shall occur and be continuing under the Noteholder’s SolarMax Note, LED hereby irrevocably constitutes and appoints such person (the “Noteholders’ Agent”)as may be designated by the holders of SolarMax Notes holding at least 50.1% of the then outstanding principal amount of SolarMax Notes, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of LED and in the name of LED or in its own name, from time to time at the Noteholders’ Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Noteholders’ Agent the power and right, on behalf of LED, subject to the rights of any creditor who holds a security interest in the Collateral senior to the rights of the Noteholder, without notice to or assent by LED to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of LED, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments (as defined in the UCC) that may constitute Collateral for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Noteholders’ Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii) to pay or discharge any liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral;

(iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Noteholders’ Agent or as the Noteholders’ Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against LED with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as the Noteholders’ Agent may deem appropriate and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Noteholders’ Agent were the absolute owner thereof for all purposes; and

3

(iv) to do, at the Noteholders’ Agent’s option and LED’s expense, at any time, or from time to time, all acts and things which the Noteholders’ Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and the security interest therein in order to effect the intent of this Agreement, all as fully and effectively as LED might do.

(e) After any Event of Default shall have occurred and while such Event of Default is continuing and subject to the rights of any creditor whose security interest in the Collateral is senior to the security interest of the Noteholder:

(i) The Noteholders’ Agent may exercise in addition to all other rights and remedies granted to it under this Agreement, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, LED expressly agrees that in any such event Noteholders’ Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon LED or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral use any trademark, copyright, or process used or owned by LED and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at the Noteholders’ Agent’s offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. LED further agrees, at the Noteholders’ Agent’s request, to assemble the Collateral and make it available to the Noteholders’ Agent at places which the Noteholders’ Agent shall reasonably select, whether at LED’s premises or elsewhere; it being understood that, because of the size of the Collateral, the Collateral may be assembled at LED’s premises. The Noteholders’ Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 3(e)(i), with the Company and LED remaining jointly and severally liable for any deficiency remaining unpaid after such application. LED agrees that the Noteholders’ Agent need not give more than twenty (20) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

(ii) LED also agrees to pay all reasonable fees, costs and expenses of the Noteholders’ Agent, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(iii) LED hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Noteholders’ Agent, subject to the rights of creditors who have a security interest in the Collateral which is senior to the security interest of the Noteholder, in the following order of priorities:

(i) First, to the Noteholders’ Agent in an amount sufficient to pay in full the reasonable costs incurred in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Noteholders’ Agent in connection therewith, including, without limitation, attorneys’ fees; provided that LED shall not pay the fees of more than one firm of attorneys representing all creditors with a security interest in the Collateral;

4

(ii) Second, to the holders of all debt secured by the Collateral in an amount equal to the then unpaid secured obligations of LED to the such creditors with respect to their respective secured debt obligations such payments to be made in accordance with the applicable provisions of the UCC; and

(iii) Finally, upon payment in full of the obligations to such creditors, including the Noteholder, to LED or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

(g) Payment by the Company and LED of the principal of and interest on the SolarMax Note and the right of the Noteholder and Noteholders’ Agent to exercise their rights under this Section 3 are subject and subordinated to the rights of the holders of present or future Senior Indebtedness (as defined in the SolarMax Note), all as set forth in Section 9 of the SolarMax Note.

4. Representations and Warranties of the Limited Partner. The Limited Partner represents and warrants to the Partnership, LED and SolarMax as follows:

(a) The Limited Partner has the legal capacity and authority to execute, deliver and perform this Agreement. This Agreement is a legal, valid and binding obligation of the Limited Partner enforceable against the Limited Partner in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity. The Limited Partner is the sole lawful record and beneficial of the owner of all of the Interests, as defined in the Partnership Agreement, purported to be owned by the Limited Partner, and there are no voting trusts, voting agreements, proxies or other agreements or instruments or understandings with respect to voting of the Interests of the Limited Partner. No person has any right, option or interest in the Limited Partner’s Interest, and the Limited Partner’s Interest is not subject to any option, security interest, pledge, right of first refusal, spousal right or any other right or encumbrance of any kind and description, and the Limited Partner is not a party to any agreement or informal understanding with respect to any of the foregoing.

(b) The Limited Partner understands that the SolarMax common stock is traded on the Nasdaq Global Market and that its financial statements for the years ended December 31, 2023 and 2022 are included in SolarMax’ Form 10-K for the year ended December 31, 2023, which has been filed with the United States Securities and Exchange Commission (the “SEC”), and that SolarMax’ filings with the SEC are available without charge on the SEC’s website, which is www.sec.gov. The Limited Partner understands that an investment in SolarMax involves a high degree of risk, including the possibility that neither SolarMax nor LED will have the funds to pay the Limited Partner’s SolarMax Note when it becomes due or that there will be an active market for SolarMax’ common stock. In accepting the SolarMax Note, the Limited Partner is not relying upon any projection as to future results of operations, cash flow or stockholders’ equity or as to whether there will be a public market for the securities issuable upon conversion of the Note at the time of such conversion.

(c) The Limited Partner is an accredited investor and the information set forth in the Accredited Investor Questionnaire, which is set forth as Exhibit A, is true and correct. The Limited Partner has such knowledge and experience in financial and business matters as to enable the Limited Partner to understand the nature and extent of the risks involved in making accepting the SolarMax Note. The Limited Partner is fully aware that such investments can and sometimes do result in the loss of the entire investment. The transaction contemplated by this Agreement represents a fair transaction and a fair payment in satisfaction of his/her limited partnership interest. The Limited Partner further represents and warrants that he or she has conducted such due diligence regarding the transactions contemplated hereunder and the SolarMax Note as he/she deems necessary and has reviewed this Agreement with his or her own counsel, accountants and investment advisors to the extent that the Limited Partner deems it necessary.

5

(d) The Limited Partner is acquiring the SolarMax Notes and, upon conversion of the SolarMax Note, the shares of SolarMax common stock, par value $0.001 per share, or other securities issuable upon conversion of the SolarMax Note (the “Conversion Shares”), for investment and not with a view to the sale or distribution thereof, for the Limited Partner’s own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the SolarMax Note or Conversion Shares; is aware that the SolarMax Note and Conversion Shares are restricted securities within the meaning of Rule 144 of the SEC under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an exemption from registration.

(e) The Limited Partner understands that he or she has no registration rights with respect to the Conversion Shares. The Limited Partner understands that he or she will only be able to sell publicly the Conversion Shares pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144.

(f) The Limited Partner covenants and agrees that the Conversion Shares may not be publicly sold or transferred prior to six months from the date of issuance of the Conversion Shares. The shares will be subject to a legend with respect to the provisions of the preceding sentence as well as a standard investment legend, and SolarMax will issue stop transfer instructions to its transfer agent covering the covenant set forth in this Section 4(f). The Limited Partner will not transfer any SolarMax Notes or Conversion Shares or any interest therein except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to it as to the availability of any exemption. The Limited Partner acknowledges and agrees that the Company will refuse to register any transfer of any SolarMax Note or Conversion Shares that is not made pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state securities laws. The Limited Partner understands that the shares of SolarMax common stock will be issued in book entry form, and the transfer agent for SolarMax’ common stock will provide the Limited Partner with information as to the number of shares owned by the Limited Partner.

(g) There are no authorizations, consents, permits, licenses or approvals of, or declarations, registrations, or filings with, any governmental or regulatory authority required by the Limited Partner in connection with the execution, delivery or performance by the Limited Partner of this Agreement or the consummation by the Limited Partner of the transactions contemplated hereby.

(h) The execution, delivery and performance of this Agreement by the Limited Partner of the transactions contemplated hereby will not materially violate, breach, conflict with, constitute a default or result in the imposition of any lien, claim, or encumbrance on the Interests under (i) any provision of the Partnership Agreement; or (ii) any law, statute, rule or regulation or order, writ, judgment, injunction, award, or decree of any court, arbitrator or governmental or regulatory body to which the Limited Party or any of his/her properties are subject.

(i) All of the information set forth in the Limited Partner’s Form I-526 and Form I-829 is true and correct in all material respects.

(j) The Limited Partner represents and warrants that no broker or finder was involved directly or indirectly in connection with the transactions contemplated by this Agreement. The Limited Partner shall indemnify the Partnership, LED and SolarMax and their respective managers, officers, directors and affiliates and hold them harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Limited Partner’s warranty contained in this Section 4(i).

(k) No person has made to the Limited Partner any written or oral representations:

(i) that any person will resell or repurchase any of the SolarMax Note or Conversion Shares;

(ii) as to the future price or value of the SolarMax common stock or other securities issuable upon conversion of the SolarMax Note.

6

(l) The funds used to purchase the Interest in the Partnership were not and are not directly or indirectly derived from activities that contravene (i) United States federal, state, or international laws and regulations, including anti-money laundering laws and regulations and (ii) if the Limited Partner is a citizen or resident of a country other than the United States, the anti-money laundering and similar laws of such country. United States federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(m) To the best of the Limited Partner’s knowledge, none of: (i) the Limited Partner; (ii) any person controlling or controlled by the Limited Partner; (iii) any person having a beneficial interest in the Limited Partner; or (iv) any person for whom the Limited Partner is acting as agent or nominee in connection with the purchase of the Units:

(i) is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Limited Partner agrees to promptly notify the Company should the Limited Partner become aware of any change in the information set forth in these representations; or

(ii) is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below.

(n) The Limited Partner is not affiliated with a non-U.S. banking corporation.

(o) The Limited Partner’s address set forth on the signature page is the Limited Partner’s true and correct address.

(p) The Limited Partner understands that the Company is relying upon the truth and accuracy of, and the Limited Partner’s compliance with, the representations, warranties and agreements of the Limited Partner set forth herein, and the Limited Partner acknowledges that he or she is not relying on any representation or warranty by the Company except as expressly set forth in this Agreement.

(q) The Limited Partner agrees that the terms of this Agreement shall be kept confidential and not disclosed, except to the Limited Partner’s financial advisors, attorneys and accountants who agree to be bound by this Section 4(q) and except to the extent that disclosure is required by law. The Limited Partner’s obligation pursuant to this Section 4(q) shall terminate at such time as SolarMax discloses the terms of this Agreement in its filings with the SEC.

(r) The Limited Partner may not transfer the Note except to an accredited investor who makes the representations set forth in Sections 4(c), 4(d), 4(e) and 4(q) of this Agreement, with the references to the Limited Partner relating to the transferee and the reference to this Agreement in Section 4(q) relating to the agreement pursuant to which the transferee acquires the Note from the Limited Partner.

5. Representations and Warranties of the Partnership. The Partnership represents and warrants to the Limited Partner, LED and SolarMax as follows:

(a) The Partnership is a limited partnership organized, validly existing and in good standing under the laws of the State of California, has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently and proposed to be conducted.

7

(b) This Agreement have been authorized by general partner of the Partnership and, when executed by the Limited Partner, LED and SolarMax, will constitute the valid and binding agreements of the Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and except that remedies that the grant equitable relief are in the discretion of the court.

(c) The execution, delivery and performance by the Partnership and the consummation of the transactions contemplated hereby will not, with or without the passage of time or giving of notice, result in any such material violation or default or result in the creation of any material lien, charge or encumbrance upon any assets of the Partnership or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Partnership, its business or operations, or any of its assets or properties.

(d) There is no action, suit, proceeding or investigation pending or, to the Partnership’s knowledge, currently threatened against the Partnership that questions the validity of this Agreement or the right of the Partnership to enter into this Agreement or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, if determined adversely to the Partnership, in a Material Adverse Effect. The Partnership is not a party to, or to the Partnership’s knowledge named in, any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. As used in this Agreement, a Material Adverse Effect affecting any Party means any adverse effect on the business, operations, properties or financial condition of such Party and its subsidiaries, if any, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of such Party to perform any of its material obligations under this Agreement or, with respect to SolarMax or LED, the SolarMax Notes, or to perform its obligations under any other material agreement.

6. Representations and Warranties of LED and SolarMax. LED and SolarMax jointly and severally represent and warrant to the Limited Partner and the Partnership as follows.

(a) SolarMax is a corporation organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently and proposed to be conducted. LED is a corporation organized, validly existing and in good standing under the laws of the State of California, has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently and proposed to be conducted. Neither SolarMax nor LED has failed to qualify to transact business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

(b) This Agreement and the SolarMax Notes have been authorized by boards of directors of SolarMax and LED and, when executed by the Partnership and the Limited Partner, will constitute the valid and binding agreements of SolarMax and LED, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and except that remedies that the grant equitable relief are in the discretion of the court.

(c) The issuance of the Conversion Shares has been authorized by the SolarMax’ board of directors and the Conversion Shares, when issued pursuant to the terms of the SolarMax Note, will be free of restrictions on transfer other than restrictions on transfer under the Securities Act and other applicable state and federal securities laws and restrictions incurred by the Limited Partner and the provisions of this Agreement.

(d) SolarMax and LED have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect. Neither SolorMax nor LED is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

8

(e) The execution, delivery and performance by SolarMax and LED of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the passage of time or giving of notice, result in any such material violation or default or result in the creation of any material lien, charge or encumbrance upon any assets of SolarMax or LED or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to SolarMax or LED, their respective businesses or operations, or any of their respective assets or properties.

(f) There is no action, suit, proceeding or investigation pending or, to SolarMax’ or LED’s knowledge, currently threatened against SolarMax or LED that questions the validity of this Agreement or the SolarMax Notes or the right of SolarMax or LED to enter into this Agreement, to issue the SolarMax Notes or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, if determined adversely to the Company, in a Material Adverse Effect. Neither SolarMax nor LED is a party to, or to SolarMax’ or LED’s knowledge named in, any order, writ, injunction, judgment or decree of any court, government agency or instrumentality.

(g) Subject in part to the truth and accuracy of the Limited Partner’s representations set forth in this Agreement, the offer, sale and issuance of the SolarMax Notes as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither SolarMax nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

7. Right to Issue Additional SolarMax Notes. Nothing in this Agreement shall be construed to prohibit SolarMax and LED from issuing to other limited partners of the Partnership notes which are secured by a security interest in the Collateral.

8. Release by Limited Partner.

(a) The Limited Partner, on his or her own behalf and on behalf of his or her family members, heirs, executors, administrators, successors and assigns, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby unconditionally and irrevocably releases and discharges the Partnership, the general partner of the Partnership, LED and SolarMax, and their respective members, general partners, offices, directors, counsel, predecessors, agents and employees and their respective heirs, executors, administrators, successors and assigns and from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, notes, bonds, warrants, bills, specialties, covenants, contracts, controversies, agreements, liabilities, obligations, undertakings, promises, damages, claims and demands whatsoever, whether known or unknown, suspected or unsuspected, or in law, admiralty or equity, against them or any of them which the Limited Partner and his or her heirs, executors, administrators, successors and assigns ever had, now have or in the future can, shall or may have, for, upon or by reason of any matter, cause or thing arising from the beginning of the world to the date of this Agreement; provided, that nothing in this Section 8(a) shall be construed as a release by LED or SolarMax of their obligations under the SolarMax Note or as a release of the Partnership, LED and SolarMax of their obligations under this Agreement.

(b) The Limited Partner understands and acknowledges that the Limited Partner has read and understands Section 1542 of the California Civil Code which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c) The Limited Partner, having consulted legal counsel to the extent that the Limited Partner deems necessary, hereby expressly waives and relinquishes all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement. In furtherance of the foregoing release, to the maximum extent permitted by applicable law, neither the Partnership nor its general partner nor LED nor SolarMax shall have any liability whatsoever in connection with, related to or arising from this Agreement, including (without limitation) special, consequential, exemplary, direct or indirect damages.

9

9. Miscellaneous.

(a) This Agreement (together with the any exhibits referred to herein or delivered pursuant to or in connection with this Agreement) constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Each of the Parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that Party in connection with this Agreement.

(c) All notices provided for in this Agreement shall be in writing signed by the Party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier (if a telecopier number is provided) or e-mail, upon the date of delivery. Notices shall be sent to the Parties at their respective addresses set forth on the signature page of this Agreement. Any Party may, by like notice, change the address, person or telecopier number or email to which notice shall be sent.

(d) This Agreement shall be governed and construed in accordance with the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the Parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the Clark County in the State of Nevada, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 9(c) of this Agreement (other than by telecopier or e-mail), or (y) by any other method of service permitted by law.

(e) THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW. EACH PARTY REPRESENTS AND WARRANTS THAT SUCH PARTY HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(f) Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10

(g) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(h) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

(i) This Agreement shall not be construed more strongly against any Party regardless of who is responsible for its preparation. The Parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

(j) In computing any period of time under this Agreement, the day of the act or event from which the specified period begins to run is not included. The last day of the period is included, unless it is a Saturday, Sunday or legal holiday, in which case the period will run until the end of the next day that is not a Saturday, Sunday or legal holiday. For purposes of this Section 8(j), a day shall be deemed to end at 5:00 p.m. in the time zone of the governing law of this Agreement.

(k) Each Party shall, upon reasonable request by another Party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.

(l) This Agreement is not intended to, nor does it, in any way confer any rights on any third parties. No third-party beneficiaries (whether express or implied or by operation of law or otherwise) are intended or created by this Agreement except as expressly provided in this Agreement.

(m) Counterparts or signature pages may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes; provided, however, that manually signed copies of this Agreement shall be promptly delivered to the other Parties. If less than a complete copy of this Agreement is delivered to any Party, such Party is entitled to assume that the delivering Party accepts and agrees to all of the terms and conditions of the pages of this Agreement not delivered to the receiving Party unaltered.

(n) The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

[Signatures on following page]

11

IN WITNESS WHEREOF, each of the Parties below hereby agrees to and accepts this agreement as of the date first set forth above:

Address, Email and Telecopier	Signature
_________________________ [Name of Limited Partner] _________________________ [Signature of Limited Partner]
CLEAN ENERGY FUNDING II, LP By: INLAND EMPIRE RENEWABLE ENERGY REGIONAL CENTER, LLC, General Partner By: ______________________ Name: Title:
SOLARMAX LED, INC. By: ______________________ Name: Title:
SOLARMAX TECHNOLOGY, INC. By: ______________________ Name: Title:

12

Exhibit A

Accredited Investor Questionnaire for Individuals

The following are tests for an accredited investor who is an individual. Please initial which tests are applicable. Please initial all that apply.

______ A natural person whose individual net worth or joint net worth with Lender’s spouse, at the time of this purchase exceeds $1,000,000 (PLEASE NOTE: In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than indebtedness secured by your primary residence, up to the estimated fair market value of the primary residence, unless the borrowing occurs in the 60 days preceding the purchase of the Units and is not in connection with the acquisition of the primary residence. In such cases, the debt secured by the primary residence must be treated as a liability in the net worth calculation.). In the event any incremental mortgage or other indebtedness secured by your primary residence occurs in the 60 days preceding the date of the purchase of the Units, the incremental borrowing must be treated as a liability and deducted from your net worth even though the value of your primary residence will not be included as an asset. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence should also be deducted from your net worth);

______ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Lender’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

______ A director or executive officer of the Company.

______ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (a), the SEC will consider, among others, the following attributes:

(i) The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii) The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii) Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv) An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable

______ Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such Act.

A-1

Exhibit B

Form of SolarMax Note

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: ________________________

Conversion Price (subject to adjustment): $_______

Initial Principal Amount:$

4% SECURED SUBORDINATED CONVERTIBLE NOTE DUE ____________[five years from Original Issue Date]

FOR VALUE RECEIVED, SolarMax Technology, Inc., a Nevada corporation (the “Company”) and SolarMax LED, Inc., a California corporation and wholly-owned subsidiary of the Company (the “Subsidiary”), jointly and severally promise to pay to                                                                       or registered assigns (the “Holder”), the principal sum of $_______________ in five equal installments of $                      on each of the first, second, third, fourth and fifth anniversaries of the Original Issue Date, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 4% per annum in accordance with the provisions hereof; provided, however, that if, on the any date on which a payment of principal is due, this Note is convertible pursuant to Section 4 of this Note, the Company may defer the payment due on such principal payment date until ten days after such principal payment date in order to provide the Holder with the ability to convert this Note pursuant to said Section 4.  This Note was issued pursuant to the Exchange Agreement, as hereinafter defined.  This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Exchange Agreement and (b) the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Section 8(a)(i).

“Alternate Consideration” shall have the meaning set forth in Section 5(b).

B-1

“Bankruptcy Event” means any of the following events: (a) the Company or the Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or the Subsidiary, (b) there is commenced against the Company or the Subsidiary any such case or proceeding that is not stayed or dismissed within 120 days after commencement, (c) the Company or the Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or the Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 120 calendar days after such appointment, (e) the Company or the Subsidiary makes a general assignment for the benefit of creditors, (f) the Company or the Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or the Subsidiary admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or the Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

 “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close for all or not less than half of a standard business day.

“Collateral” shall have the meaning set forth in Section 8(a).

“Conversion” shall have the meaning set ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock or other securities issuable upon conversion of this Note in accordance with the terms hereof

“Event of Default” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Agreement among the Company, the Subsidiary, the Clean Energy Funding II, LP, a California limited partnership (the “Partnership”), and the original Holder, dated at or about the Initial Issuance Date, as the same may be amended, modified or supplemented from time to time in accordance with its terms, pursuant to which this Note was issued.

B-2

“Exchange Agreements” shall mean agreements with limited partners of the Partnership pursuant to which the Company and the Subsidiary issued Notes.

“Fundamental Transaction” shall have the meaning set forth in Section 5(b).

“Inventory” shall have the meaning set forth in Section 8(a)(ii).

“Nevada Courts” shall have the meaning set forth in Section 10(d).

“Note” means this 4% Secured Convertible Note.

“Note Register” shall have the meaning set forth in Section 2.

“Notes” means this Note together with the notes issued pursuant to Exchange Agreements with other former limited partners of the Partnership pursuant to which the Company and the Subsidiary issued Notes to such former limited partners in satisfaction of payment of their capital account in the Partnership.

“Noteholders’ Agent” shall have the meaning set forth in Section 8(e).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Security Interest” shall have the meaning set forth in Section 8(a).

“Senior Indebtedness” shall have the meaning set forth in Section 9(h).

“Successor Entity” shall have the meaning set forth in Section 5(b).

 “Trading Day” means a day on which the principal trading market for the Common Stock is open for trading.

“Uniform Commercial Code” shall have the meaning set forth in Section 8(c).

Section 2. Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note from the Original Issue Date at the rate of 4% per annum, payable quarterly in arrears, on the last day of each calendar quarter, with the first interest payment being due on the last day of the quarter in which the Note is issued. If any interest payment date is a day which is not a Business Day, the payment shall be made on the next day which is a Business Day. Interest shall be calculated on the basis of a 365-day year, based on the number of days elapsed. Interest will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

B-3

Section 3. Investment Representation; Note Register.

(a) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Exchange Agreement and may be transferred or exchanged only in compliance with the Exchange Agreement and applicable federal and state securities laws and regulations.

(b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Conversion. Commencing six months from the date of this Note, the principal of and, with the consent of the Company, the accrued interest on, this Note shall be convertible, in whole at any time or in part from time to time, into shares of Common Stock (or other securities as provided in this Note) at the option of the Holder, during the five Trading Days commencing on the first, second, third, fourth and fifth anniversaries of the Original Issue Date of this Note at any time and from time to time. The Holder shall effect conversion by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of and, with the consent of the Company, interest on this Note to be converted and the date which shall be no later than the second Business Day after the date the Notice of Conversion is received by the Company (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of reducing the outstanding principal amount of this Note in an amount equal to the applicable conversion of principal of this Note. If this Note is not converted in full, the principal amount of this Note being converted shall be applied to the next payments of principal payable by the Company. The Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Section, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

B-4

(b) Conversion Price. The conversion price (the “Conversion Price”) shall mean the Conversion Price set forth at the beginning of this Note.

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount and Accrued Interest. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus the amount of interest to be converted with the consent of the Company by (y) the Conversion Price. With the consent of the Company, unpaid interest accrued to the Conversion Date may be converted.

(ii) Delivery of Conversion Shares Upon Conversion. The Company shall deliver the Conversion Shares not later than the third Trading Day and after each Conversion Date (the “Share Delivery Date”).

(iii) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Notes and interest on this Notes, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(v) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the principal or and interest on this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares if the Conversion Shares may be made by electronic delivery.

B-5

(vi) Conversion Schedule. The Conversion Schedule will be attached to this Note and the Company shall maintain a copy of the Conversion Schedule. Absent manifest error the Conversion Schedule maintained by the Company shall be determinative.

(d) Restrictions on Public Sale. The Conversion Shares will not be publicly saleable for a period ending six months from the Conversion Date. In converting this Note, the Holder will acknowledge that the Conversion Shares are subject to the restrictions on public sale set forth in this Section 4(d). It shall be a condition to any transfer which is not a public sale that the purchaser agree to the provisions of this Section 4(d). Until the restrictions set forth in this Section 4(d) expire, the Conversion Shares shall be subject to a legend reflecting these restrictions. The restrictions contained in this Section 4(d) shall terminate upon the closing of a Fundamental Transaction.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

B-6

(b) Fundamental Transaction. If, at any time, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share exchange or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share exchange agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, in connection with any Fundamental Transaction, the Company may provide in the agreement relating to the Fundamental Transaction, that the Notes shall be paid in full at the closing of the transaction. The Company shall give the Holder not less than seven (7) days’ notice that the Notes shall be paid at the closing of the Fundamental Transaction, in which event, notwithstanding any other provision of this Note, this Note shall be convertible in whole or in part from and after the date of such notice until the closing of the Fundamental Transaction and, to the extent that this Note is not converted by the closing date of the Fundamental Transaction, the Note shall be paid if payment is provided in the agreement relating to the Fundamental Transaction.

B-7

(c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(d) Notice of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default by the Company or the Subsidiary in the payment of principal and interest on the Note when the same is due and such failure shall continue for a period of thirty (30) days; or

(ii) the Company or the Subsidiary shall be subject to a Bankruptcy Event;

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash, and the Holder shall have the rights set forth in Section 3 of the Exchange Agreement. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Company’s and the Subsidiary’s obligations under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

B-8

Section 7. Prepayment. Subject to Section 9, the Company shall have the right to prepay the Notes at any time on not less than 15 days’ notice to the Holder. The notice shall set forth the date of the prepayment. Any prepayment shall include accrued and unpaid interest, if any, to the date of prepayment. Notwithstanding any other provision of this Note, including Section 4(a), the Holder shall have the right to convert the principal of this Note and, with the consent of the Company, accrued interest on this Note, in whole or in part, commencing on the date of the notice of prepayment pursuant to this Section 7 and shall continue until 5:30 P.M., California time, on the date prior to the date set for prepayment, at which time the right to convert shall terminate.

Section 8. Security Interest.

(a) As a security for the payment and performance of all debts, liabilities and obligations of LED and SolarMax pursuant to this Note, LED has granted, pursuant to the Exchange Agreement, a security interest (the “Security Interest”) in all of its right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising and however and wherever arising or located (collectively, “Collateral”):

(i) Accounts: All present and future accounts, accounts receivable and other rights of LED to payment for the sale or lease of goods or the rendition of services, including without limitation all LED’s installment sales contracts with its commercial and residential customers for the sale or lease of solar energy systems provided by LED whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance, including, without limitation, accounts arising under any contracts (collectively, “Accounts”);

(ii) Inventory: All of LED’s present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such LED and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of LED’s business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in LED’s business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above (collectively, “Inventory”).

(b) The Parties understand that the Collateral is the same as the collateral securing the LED Note and the Notes issued to be issued to other former limited partners of the Partnership pursuant to Exchange Agreements.

(c) If an Event of Default shall occur and be continuing, subject to Section 9, the Holder may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of California or any other relevant jurisdiction at that time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code applies to the affected Collateral).

(d) LED shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from its current address without at least seven (7) days prior notice to the Noteholder.

B-9

(e) If an Event of Default shall occur and be continuing under this Note, LED hereby irrevocably constitutes and appoints such person (the “Noteholders’ Agent”) as may be designated by the holders of Notes holding at least 50.1% of the then outstanding principal amount of Notes then outstanding, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of LED and in the name of LED or in its own name, from time to time at the Noteholders’ Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Noteholders’ Agent the power and right, on behalf of LED, subject to the rights of the holders of Senior Indebtedness in the Collateral, without notice to or assent by LED to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of LED, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments (as defined in the UCC) that may constitute Collateral for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Noteholders’ Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii) to pay or discharge any liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral;

(iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Noteholders’ Agent or as the Noteholders’ Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against LED with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as the Noteholders’ Agent may deem appropriate and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Noteholders’ Agent were the absolute owner thereof for all purposes; and

(iv) to do, at the Noteholders’ Agent’s option and LED’s expense, at any time, or from time to time, all acts and things which the Noteholders’ Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and the security interest therein in order to effect the intent of this Agreement, all as fully and effectively as LED might do.

B-10

(f) After any Event of Default shall have occurred and while such Event of Default is continuing and subject to the rights of the holders of Senior Indebtedness,:

(i) The Noteholders’ Agent may exercise in addition to all other rights and remedies granted to it under this Agreement, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, LED expressly agrees that in any such event Noteholders’ Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon LED or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral use any trademark, copyright, or process used or owned by LED and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at the Noteholders’ Agent’s offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. LED further agrees, at the Noteholders’ Agent’s request, to assemble the Collateral and make it available to the Noteholders’ Agent at places which the Noteholders’ Agent shall reasonably select, whether at LED’s premises or elsewhere; it being understood that, because of the size of the Collateral, the Collateral may be assembled at LED’s premises. The Noteholders’ Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(e)(i), with the Company and LED remaining jointly and severally liable for any deficiency remaining unpaid after such application. LED agrees that the Noteholders’ Agent need not give more than twenty (20) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

(ii) LED also agrees to pay all reasonable fees, costs and expenses of the Noteholders’ Agent, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(iii) LED hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(g) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Noteholders’ Agent, subject to the rights of the holders of Senior Indebtedness, in the following order of priorities:

(i) First, to the Noteholders’ Agent in an amount sufficient to pay in full the reasonable costs incurred in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Noteholders’ Agent in connection therewith, including, without limitation, attorneys’ fees; provided that LED shall not pay the fees of more than one firm of attorneys representing all creditors with a security interest in the Collateral;

(ii) Second, to the holders of all debt secured by the Collateral in an amount equal to the then unpaid secured obligations of LED to the such creditors with respect to their respective secured debt obligations such payments to be made in accordance with the applicable provisions of the UCC; and

B-11

(iii) Finally, upon payment in full of the obligations to such creditors, including the Noteholder, to LED or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

Section 9. Subordination.

(a) Agreement of Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by the Holder’s acceptance of this Note likewise covenants and agrees, that the payment of the principal of and interest on this Note and the exercise by the Holder of the Holder’s rights under Section 8 of this Note, is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, as hereinafter defined. The provisions of this Section 9 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them and their successors and assigns may proceed to enforce such provisions.

(b) Company Not to Make Payments with Respect to Note in Certain Circumstances.

(i) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium, if any, and interest thereon and all obligations of the Company with respect to such Senior Indebtedness shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note; provided, however, that nothing in this Section 9 shall impair or otherwise affect the right and ability of the Company to issue Conversion Shares upon conversion of the this Note pursuant to Section 4 of this Note.

(ii) Upon the happening of an event of default with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of or premium, if any, or interest on such Senior Indebtedness, upon written notice thereof given to the Company by the holder or holders of such Senior Indebtedness or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note.

(iii) In the event that, notwithstanding the provision of this Section 9(b), the Company shall make any payment to the Holder on account of the principal of or interest on this Note after the happening of a default in payment of the principal of or premium, if any, or interest on, Senior Indebtedness or after receipt by the Company of written notice of an event of default with respect to any Senior Indebtedness and after written notice of such default or event of default is given by the Company to the holder, then unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

B-12

(c) Note Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) The holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon and all obligations of the Company with respect to such Senior Indebtedness before the Registered Holder is entitled to receive any payment on account of the principal of or interest on this Note (other than payment of shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding); and

(ii) Any payment or distribution of assets of the Company of any kind or character whether in cash, property or securities (other than Common Stock or equity of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), to which the Holder would be entitled except for the provisions of Section 4 and this Section 9, shall be paid by the liquidating trustee or agent or other person making such payment of distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

(iii) In the event that notwithstanding the foregoing provision of this Section 9, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Common Stock or equity of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), shall be received by the Holder on account of principal of or interest on this Note before all Senior Indebtedness is paid in full or effective provision made for its payment or distribution, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

B-13

(d) Holder to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and, for the purpose of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holder by virtue of this Section 9 which otherwise would have been made to the holders of this Note shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 9 are, and are intended solely, for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

(e) Obligation of the Company Unconditional. Nothing contained in this Section 9 or elsewhere in this Note is intended to or shall impair as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 9 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 9, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

(f) Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

B-14

(g) Limitation of Exercise of Rights under Section 8. At any time when Senior Indebtedness is outstanding, if any holder of Senior Indebtedness shall have a security interest in the Collateral, the Holder shall not exercise any rights under Section 8 of this Note with respect to the Collateral without the consent of the holder(s) of the Senior Indebtedness, it being understood that the holders of the Senior Indebtedness who have a security interest in the Collateral shall have the right to control the exercise or non-exercise of all rights granted to holders of security interests in the Collateral.

(h) Definition of Senior Indebtedness. The term “Senior Indebtedness” is defined to mean the principal of and premium, if any, and interest on the following: (i) all indebtedness and obligations (other than the Notes) that are created, assumed or guaranteed by the Company, whether before or after the issuance of the Notes, that are (A) for money borrowed or (B) secured by purchase money mortgages or other similar security interests given by the Company or any subsidiary on real or personal property, (ii) all obligations of the Company, whether existing on or after the issuance of the Notes, as lessee under a lease of real or personal property, which in accordance with generally accepted accounting principles have been capitalized, unless, with respect to any indebtedness or obligations described in clause (i) or (ii) of this Section 9(h), the instrument creating or evidencing such indebtedness expressly provides that such indebtedness is not superior in right of payment of the Notes, (iii) all indebtedness or obligations of a kind not described in said clause (i) or (ii) which were incurred or guaranteed by the Company in connection with the acquisition of an existing business or assets, whether by means of a merger, consolidation, stock acquisition or acquisition of all or part of the assets of a corporation, partnership, limited lability company, business trust, sole proprietorship or other entity, or otherwise, and (iv) any deferrals, renewals, extensions or refundings of any of the foregoing, unless, in the case of any particular indebtedness or obligation or renewal, extension or refunding thereof, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or other obligation or such renewal, extension or refunding thereof is not superior in right of payment to this Note. Senior Indebtedness shall not include (x) indebtedness incurred for compensation to employees, or (y) other obligations incurred in the ordinary course of business for goods, materials, or services or any obligations of the Company under, or in respect of, leases other than as hereinbefore described. There are no restrictions on the right of the Company to incur Senior Indebtedness. Senior Indebtedness shall not include any Notes issued pursuant to Exchange Agreements or any indebtedness by the Company to the Partnership.

(i) Right of Holder to Hold Senior Indebtedness. The Holder shall be entitled to all of the rights set forth in this Section 9 in respect of any Senior Indebtedness at any time held by the Holder to the same extent as any other holder of Senior Indebtedness, and nothing in this Section 9 or elsewhere in this Note shall be construed to deprive the Registered Holder of any of its rights as such holder.

B-15

Section 10. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 10(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email to the email address set forth in the Exchange Agreement prior to 5:30 p.m. (California time) on any date provided that transmission to the Company is acknowledged by the Company, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (California time) on any Trading Day, or (iii) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company and the Subsidiary, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct joint and several debt obligation of the Company and the Subsidiary. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company and, in the case of a Note which is lost, stolen or destroyed, the Company may request indemnity and/or a bond as to the value of the Note and the Conversion Shares.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of Clark in the State of Nevada (the “Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

B-16

(e) Legal Action. If any party shall commence an action or proceeding to enforce any provisions of this Note and one party shall prevail on substantially all of the issues in dispute, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(f) Waiver. Any waiver by the Company, the Subsidiary or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(h) Usury Savings Clause. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

B-17

(i) Remedies, Characterizations, Other Obligations, Breaches. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(l) Secured Obligation. The obligations of the Company and the Subsidiary under this Note are secured by the Collateral, pursuant to and as defined in, the Exchange Agreement.

(m) Transferability. This Note may be transferred by the holder only in accordance with the provisions of the Exchange Agreement.

B-18

IN WITNESS WHEREOF, the Company and the Subsidiary have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

SOLARMAX TECHNOLOGY, INC.
By:______________________________________ Name Title: SOLARMAX LED, INC.
By:______________________________________ Name Title:

B-19